Exhibit 99.6

IMPORTANT NOTICE – PLEASE READ

Solicitation of Consents with respect to the shares of Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock issued by GWG Holdings, Inc. to be exchanged for shares of Exchangeable Redeemable Preferred Stock

Dear Valued Investor of GWG Holdings, Inc. Redeemable Preferred Stock,

We hope you and your family are safe and well during these unusual and challenging times.

The purpose of this communication is to inform you of a change we are proposing to the GWG Holdings, Inc. (“GWGH”) Certificate of Incorporation (the “Corporate Charter”) that will require affirmative consents (similar to votes “FOR”) from the holders of a majority of the outstanding shares of each of GWGH’s Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock (collectively, the “Securities”), of which you are an investor.

As discussed in more detail below, we believe that GWGH and our investors will benefit from the purposed changes and recommend that you consent (vote “FOR”) those changes. If the proposed amendments to the Corporate Charter become effective, your Securities will become Exchangeable Redeemable Preferred Stock even in the event you do not provide your consent.

If the consent solicitation is successful, all current holders of the Securities, who validly consented (vote “FOR”) prior to the expiration date of the consent solicitation, will receive a consent fee equal to 2% of each validly consenting owner’s aggregate stated value.

CONSENT SOLICITATION:

The consent solicitation is being made pursuant to the enclosed Joint Consent Solicitation Statement and Prospectus (the “Prospectus”). Before submitting your consent, please review the entire Joint Consent Solicitation Statement and Prospectus, including the risk factors beginning on page 9 of the Prospectus.

The consent solicitation is scheduled to expire on [Date & Time].  Please submit your form of consent at your earliest convenience to ensure it is validly processed. You can find additional information and detailed instructions on how to properly submit your consent at www.gwgconsent.com. If you have any questions, please reach out to your financial advisor, or contact us at 1-800-298-0361 or rpsconsent@gwgh.com.

As further described in the Prospectus, this proposed change to the Corporate Charter will provide GWGH with the flexibility to exchange the Securities for other preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future, with similar or improved rights and terms to those of the Securities today, as determined solely by the GWGH Board of Directors. Importantly, the Securities will continue to pay dividends and redemption proceeds in cash (unless GWGH elects to pay dividends in additional securities, which GWGH does not intend to do, but has the ability to do under the terms of the Securities you currently own). The proposed change to the Corporate Charter will also make some additional changes that are not specific to the Securities. We encourage you to read the Prospectus carefully and contact us or your financial advisor if you have any questions.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

We believe this flexibility will help us to capture additional value associated with the combination between GWGH and The Beneficient Company Group, L.P. (the “Company”), which occurred on December 31, 2019, while at the same time enabling us to grow and diversify our consolidated balance sheet in a prudent and sustainable manner. Our goal is to create and maximize additional value for all of our stockholders and investors.

INVESTOR BENEFITS:

GWGH will pay a consent fee equal to 2% of each validly consenting owner’s aggregate stated value of the Securities promptly after the consent conditions are satisfied as set out in the enclosed Prospectus.

If a future exchange of the Securities occurs, any new preferred equity securities would have substantially similar terms to that of the Securities; provided that, the proposed changes would require the new preferred equity securities to have the following preferential terms:

●	an increased monthly cumulative dividend of at least 7.5% per annum (vs. the current rate of 7%); and

●	the option to convert a portion of your securities with a reduced minimum conversion price of $12.00 per share[1] (vs. the existing minimum conversion price of $15.00 for the Redeemable Preferred Stock and $12.75 for the Series 2 Redeemable Preferred Stock); provided that, the Board of Directors of GWGH may lower the minimum conversion price to be more advantageous to our stockholders and investors.

If you have any questions or need additional information, please feel free to reach out to your financial advisor, or contact us at 1-800-298-0361 or rpsconsent@gwgh.com.

We thank you for your investment and wish you and your family safety and wellness.

Sincerely,

The information provided herein does not constitute an offer to exchange the Securities or the solicitation of an offer to exchange the Securities. An offer to exchange the Securities can only be made by the enclosed Prospectus. You must read the entire Prospectus for conditions, risk factors, fees and expenses, and any other pertinent information with respect to the consent solicitation. This letter contains forward-looking statements, which are provided for illustrative purposes only.

There can be no assurance of the time frame for which we engage in an exchange of securities of GWGH or a subsidiary of GWGH, if ever. Also, there can be no assurance that you and the other holders will agree with the Board’s determination that the preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future have similar or improved rights and terms to those of the Securities.

Securities are being offered on a best-efforts basis on behalf of GWG Holdings by Emerson Equity, LLC, Member FINRA, SIPC, and Managing Broker-Dealer for the Issuer. GWG Holdings and Emerson are not affiliated entities.

[1]	The conversion price for the Securities shall be the volume-weighted average price of the GWGH’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Securities, subject to the minimum conversion price of $12.00.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

IMPORTANT NOTICE – PLEASE READ

Solicitation of Consents with respect to the shares of Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock issued by GWG Holdings, Inc. to be exchanged for shares of Exchangeable Redeemable Preferred Stock

Dear Valued Investor of GWG Holdings, Inc. Redeemable Preferred Stock,

We hope you and your family are safe and well during these unusual and challenging times.

The purpose of this communication is to inform you of a change we are proposing to the GWG Holdings, Inc. (“GWGH”) Certificate of Incorporation (the “Corporate Charter”) that will require affirmative consents (similar to votes “FOR”) from the holders of a majority of the outstanding shares of each of GWGH’s Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock (collectively, the “Securities”), of which you are an investor.

As discussed in more detail below, we believe that GWGH and our investors will benefit from the purposed changes and recommend that you consent (vote “FOR”) those changes. If the proposed amendments to the Corporate Charter become effective, your Securities will become Exchangeable Redeemable Preferred Stock even in the event you do not provide your consent.

If the consent solicitation is successful, all current holders of the Securities, who validly consented (vote “FOR”) prior to the expiration date of the consent solicitation, will receive a consent fee equal to 2% of each validly consenting owner’s aggregate stated value.

CONSENT SOLICITATION:

The consent solicitation is being made pursuant to the enclosed Joint Consent Solicitation Statement and Prospectus (the “Prospectus”). Before submitting your consent, please review the entire Joint Consent Solicitation Statement and Prospectus, including the risk factors beginning on page 9 of the Prospectus.

The consent solicitation is scheduled to expire on [Date & Time].  Please submit your form of consent at your earliest convenience to ensure it is validly processed.  Since your shares are held through the Depository Trust Corporation, you will need to submit your consent instructions to the bank, broker, trustee, or nominee holding your shares, as the consent instructions disclose. If you have any questions, please reach out to your financial advisor, or contact us at 1-800-298-0361 or rpsconsent@gwgh.com.

As further described in the Prospectus, this proposed change to the Corporate Charter will provide GWGH with the flexibility to exchange the Securities for other preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future, with similar or improved rights and terms to those of the Securities today, as determined solely by the GWGH Board of Directors. Importantly, the Securities will continue to pay dividends and redemption proceeds in cash (unless GWGH elects to pay dividends in additional securities, which GWGH does not intend to do, but has the ability to do under the terms of the Securities you currently own). The proposed change to the Corporate Charter will also make some additional changes that are not specific to the Securities. We encourage you to read the Prospectus carefully and contact us or your financial advisor if you have any questions.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

We believe this flexibility will help us to capture additional value associated with the combination between GWGH and The Beneficient Company Group, L.P. (the “Company”), which occurred on December 31, 2019, while at the same time enabling us to grow and diversify our consolidated balance sheet in a prudent and sustainable manner. Our goal is to create and maximize additional value for all of our stockholders and investors.

INVESTOR BENEFITS:

GWGH will pay a consent fee equal to 2% of each validly consenting owner’s aggregate stated value of the Securities promptly after the consent conditions are satisfied as set out in the enclosed Prospectus.

If a future exchange of the Securities occurs, any new preferred equity securities would have substantially similar terms to that of the Securities; provided that, the proposed changes would require the new preferred equity securities to have the following preferential terms:

●	an increased monthly cumulative dividend of at least 7.5% per annum (vs. the current rate of 7%); and

●	the option to convert a portion of your securities with a reduced minimum conversion price of $12.00 per share[1] (vs. the existing minimum conversion price of $15.00 for the Redeemable Preferred Stock and $12.75 for the Series 2 Redeemable Preferred Stock); provided that, the Board of Directors of GWGH may lower the minimum conversion price to be more advantageous to our stockholders and investors.

If you have any questions or need additional information, please feel free to reach out to your financial advisor, or contact us at 1-800-298-0361 or rpsconsent@gwgh.com.

We thank you for your investment and wish you and your family safety and wellness.

Sincerely,

The information provided herein does not constitute an offer to exchange the Securities or the solicitation of an offer to exchange the Securities. An offer to exchange the Securities can only be made by the enclosed Prospectus. You must read the entire Prospectus for conditions, risk factors, fees and expenses, and any other pertinent information with respect to the consent solicitation. This letter contains forward-looking statements, which are provided for illustrative purposes only.

There can be no assurance of the time frame for which we engage in an exchange of securities of GWGH or a subsidiary of GWGH, if ever. Also, there can be no assurance that you and the other holders will agree with the Board’s determination that the preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future have similar or improved rights and terms to those of the Securities.

Securities are being offered on a best-efforts basis on behalf of GWG Holdings by Emerson Equity, LLC, Member FINRA, SIPC, and Managing Broker-Dealer for the Issuer. GWG Holdings and Emerson are not affiliated entities.

[1]	The conversion price for the Securities shall be the volume-weighted average price of the GWGH’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Securities, subject to the minimum conversion price of $12.00.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

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